REID & PRIEST LLP
                             40 West 57th Street
                           New York, NY  10019-4097
                            Telephone 212 603-2000
                               Fax 212 603-2001


                                                             (212) 603-6791




                                             New York, New York
                                             December 17, 1997



          International Murex Technologies Corporation
          2255 B. Queen Street, East, Suite 828
          Toronto, Ontario, Canada M4E1G3

                    Re:  Registration Statement on Form S-8
                         ----------------------------------

          Gentlemen:

                    We have acted as counsel to International Murex Technologies Corporation, a British Columbia, Canada corporation (the "Registrant"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") in accordance with General Instruction E of Form S-8, with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of an additional 500,000 shares (the "Shares") of the Registrant's Common Stock, no par value, underlying the Registrant's Amended and Restated Employee Stock Purchase Plan (the "Plan").

                    For purposes of this opinion, we have examined the Registration Statement, the Certificate of Incorporation, as amended, and the By-Laws of the Registrant and such documents, records, agreements, proceedings and legal matters as we have deemed necessary to examine. With respect to any documents or other corporate records which we have examined, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, and the conformity to the original documents submitted to us as certified or photostatic copies.

                    Based upon the foregoing and subject to the qualifications stated herein we are of the opinion that:

                    1. The Registrant is a corporation duly organized, validly existing and in good standing under the laws of the Province of British Columbia, Canada.

                    2. The Shares included in the Registration Statement, when issued and delivered in accordance with the Plan and when the consideration shall have been paid for the Shares in accordance with the terms of the Plan, will be duly authorized and validly issued, and fully paid and non-assessable.

                    We are members of the Bar of the State of New York and do not hold ourselves out as experts concerning, or qualified to render opinions with respect to any laws other than the laws of the State of New York and the Federal laws of the United States. In connection with opinions expressed herein we have relied as to matters of law of the Province of British Columbia, Canada upon the opinion letter of DuMoulin Black. A copy of such opinion letter is attached hereto and our opinion is subject to the qualifications and limitations set forth in such opinion, which limitations and qualifications are incorporated by reference herein by reference.

                    We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under
          Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                        Very truly yours,

                                        /s/ Reid & Priest LLP

                                        Reid & Priest LLP

                            [Letterhead of DuMoulin Black]



                                                      File No.   602-1-3

          December 19, 1997


          Reid & Priest LLP
          40 West 57th Street
          New York, New York
          10019


          Re:  International Murex Technologies Corporation
               Registration Statement on Form S-8
          --------------------------------------------------

          Gentlemen:

          We have been requested by International Murex Technologies Corporation, a British Columbia, Canada corporation
          (the "Registrant"), to furnish our legal opinion to you in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") in accordance with General Instruction E of Form S-8, with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of an additional 500,000 shares (the "Shares") of the Registrant's Common Stock, no par value, underlying the Registrant's Amended and Restated Employee Stock Purchase Plan (the "Plan").

          For purposes of this opinion, we have examined the Registration Statement, the Certificate of Incorporation, as amended, and the Articles of the Registrant, and such documents, records, agreements, proceedings and legal matters as we have deemed necessary to examine. With respect to any documents or other corporate records which we have examined, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified or photostatic copies.

          Based upon the foregoing and subject to the qualifications stated herein, we are of the opinion that:

          1. The Registrant is a corporation duly organized, validly existing, and in good standing in respect to the filing of Annual Reports under the laws of the Province of British Columbia, Canada.

          2. The Shares included in the Registration Statement, when issued and delivered in accordance with the Plan and when consideration shall have been paid for the Shares in accordance with the terms of the Plan, will be duly authorized and validly issued, and fully paid and non-assessable.

          We understand that you will be relying upon this opinion to enable you to opine as to the validity of the Shares to be registered, and that your opinion will be included as an exhibit to the Registration Statement. We hereby consent to such reliance.

          Very truly yours,

          /s/DuMoulin Black